UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Bottomline Technologies (de), Inc.

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BOTTOMLINE TECHNOLOGIES (de), INC.

325 Corporate Drive

Portsmouth, New Hampshire 03801

Notice of Annual Meeting of Stockholders

To be held on November 18, 2004

To the stockholders of Bottomline Technologies (de), Inc.:

The annual meeting of stockholders of Bottomline Technologies (de), Inc., a Delaware corporation, will be held on Thursday, November 18, 2004 at 3:00 p.m., local time, at the corporate offices of Bottomline Technologies (de), Inc., at 325 Corporate Drive, Portsmouth, New Hampshire 03801, for the purpose of considering and voting upon the following matters:

1.	To elect three Class III directors for the ensuing three years;

2.	To approve an amendment increasing the number of shares of common stock issuable under our 2000 Employee Stock Purchase Plan from 750,000 to 1,500,000;

3.	To ratify the selection of Ernst & Young LLP as independent auditors of the company for the current fiscal year; and

4.	To transact such other business as may properly come before the annual meeting, including any postponements or adjournments thereof.

Our board of directors has no knowledge of any other business to be transacted at the annual meeting.

We are enclosing a copy of our annual report to stockholders for the fiscal year ended June 30, 2004 with the proxy statement that accompanies this notice of meeting. The annual report contains consolidated financial statements and other information of interest to you.

Holders of record of our common stock at the close of business on September 29, 2004 are entitled to receive this notice and to vote at the annual meeting.

We urge you to attend the annual meeting in person. However, in order to make sure that you are represented at the annual meeting, we also urge you to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope.

By order of the Board of Directors,

/s/    Daniel M. McGurl

Daniel M. McGurl

Chairman of the Board of Directors

October 27, 2004

Portsmouth, New Hampshire

BOTTOMLINE TECHNOLOGIES (de), INC.

325 Corporate Drive

Portsmouth, New Hampshire 03801

Proxy Statement

For the Annual Meeting of Stockholders

To be held on November 18, 2004

This proxy statement is furnished to you in connection with the solicitation of proxies by our board of directors for the annual meeting of stockholders to be held on Thursday, November 18, 2004 at 3:00 p.m., local time, at the corporate offices of Bottomline Technologies (de), Inc., at 325 Corporate Drive, Portsmouth, New Hampshire 03801, including any postponements or adjournments thereof.

The notice of the annual meeting, this proxy statement, our annual report to stockholders for the fiscal year ended June 30, 2004, which we sometimes refer to as “fiscal 2004,” and the enclosed proxy are first being mailed to stockholders on or about October 29, 2004.

Voting of Proxies

All shares held by stockholders who are entitled to vote and who are represented at the annual meeting by properly executed proxies received prior to or at the annual meeting will be voted in accordance with the instructions indicated on the proxy card, unless it is revoked prior to the vote. If a proxy card does not specify how the proxy is to be voted with respect to a particular matter, the shares will be voted “FOR” approval of the matter.

A proxy may be revoked before it is used to cast a vote. To revoke a proxy, a stockholder must:

•	file with the corporate secretary of the company, at or before the taking of the vote, a written notice of revocation bearing a later date than the proxy;

•	duly execute a later dated proxy relating to the same shares and deliver it to the corporate secretary of the company before the taking of the vote; or

•	attend the annual meeting and vote in person. Attendance at the annual meeting, if a stockholder does not vote, will not be sufficient to revoke a proxy.

Any written notice of revocation or subsequent proxy should be sent to us at the following address: Bottomline Technologies (de), Inc., 325 Corporate Drive, Portsmouth, New Hampshire 03801, Attention: Corporate Secretary.

If a stockholder indicates on a proxy that the shares should be voted “FOR” approval of the matters presented at the annual meeting, the proxies will have discretion to vote the shares on any other matters which are properly presented at the annual meeting for consideration, including a motion to adjourn the annual meeting to another time or place for the purpose of soliciting additional proxies, unless a stockholder withholds authorization for the proxies to use their discretion.

Stockholders Entitled to Vote

Our board of directors has fixed September 29, 2004 as the record date for the determination of stockholders entitled to vote at the annual meeting. Only holders of record of our common stock at the close of business on the record date are entitled to notice of and to vote at the annual meeting. On September 29, 2004, there were 17,774,967 shares of our common stock outstanding and entitled to vote. Each share of common stock will have one vote for each matter to be voted upon at the annual meeting.

Votes Required

The holders of at least a majority of the shares of our common stock issued and outstanding and entitled to vote at the annual meeting will constitute a quorum for the transaction of business at the annual meeting. Shares of common stock present in person or represented by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the annual meeting.

If a broker does not have discretionary voting authority to vote shares for which it is the holder of record with respect to a particular matter at the annual meeting, the shares cannot be voted by the broker, although they will be counted in determining whether a quorum is present. Accordingly, these broker non-votes and abstentions would have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast on that matter.

The affirmative vote of the holders of shares representing at least a plurality of the votes cast by the holders of our common stock entitled to vote at the annual meeting is required for the election of the Class III directors. The affirmative vote of the holders of shares representing at least a majority of the votes cast by the holders of our common stock entitled to vote at the annual meeting is required to approve the amendment to the 2000 Employee Stock Purchase Plan and to ratify the selection of our independent auditors for the current fiscal year ending June 30, 2005.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as of August 31, 2004, regarding the beneficial ownership of shares of our common stock by (a) each person or entity known by us to own beneficially more than 5% of the outstanding shares of our common stock, (b) each of the “named executive officers,” as described in the Summary Compensation Table below, (c) each director and director nominee of the company, and (d) the directors and executive officers of the company as a group. The address of each of our directors, except William O. Grabe, and named executive officers is c/o Bottomline Technologies (de), Inc., 325 Corporate Drive, Portsmouth, New Hampshire 03801. The address of Rowan Nominees Limited is c/o Bank of New York, One Canada Square, London E14 5AF. The address of William O. Grabe and General Atlantic Partners 74, L.P. is c/o General Atlantic Service Corporation, 3 Pickwick Plaza, Greenwich, CT 06830. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which we sometimes refer to as the “SEC,” and generally includes voting power and/or investment power with respect to securities. Shares of common stock subject to options and/or warrants currently exercisable or exercisable within 60 days of August 31, 2004 are deemed outstanding for purposes of computing the percentage beneficially owned by the person or entity holding the options and/or warrants, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person or entity. Except as indicated by footnote, we believe that the persons and entities named in this table, based on information provided by them, have sole voting and investment power with respect to the shares of common stock indicated.

	Shares Beneficially Owned			Options and/ or Warrants Included in Shares Beneficially Owned
Name of Beneficial Owner	Number		Percent	Number
5% Stockholders
General Atlantic Partners 74, L.P.	3,455,700		19.9%	—
Rowan Nominees Limited	1,393,356		8.0%	66,926

Executive Officers and Directors
Joseph L. Mullen	546,332		3.1%	345,626
Daniel M. McGurl	1,074,269	(1)	6.1%	255,519
Robert A. Eberle	325,036		1.8%	314,378
Peter S. Fortune	73,208		*	38,001
Christopher J. Bishop	23,043		*	20,938
Joseph L. Barry, Jr	200,175		1.1%	60,000
John W. Barter	3,750		*	3,750
William O. Grabe	3,463,200	(2)	19.9%	7,500
Dianne Gregg	38,500		*	37,500
James L. Loomis	613,250		3.5%	22,500
James W. Zilinski	84,000		*	60,000
All executive officers and directors as a group (11 persons)	6,444,763		34.8%	1,165,712

*	Represents less than 1% of the outstanding shares of common stock.
(1)	818,750 of these shares are held by the McGurl Family Limited Partnership. Mr. McGurl disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(2)	3,455,700 of these shares are held by General Atlantic Partners 74, L.P. and affiliated entities, as set forth in this table. Mr. Grabe disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

PROPOSAL 1—ELECTION OF CLASS III DIRECTORS

We have three classes of directors, currently consisting of three Class I directors, three Class II directors and three Class III directors. At each annual meeting, directors are elected for a full term of three years to succeed those whose terms are expiring. The terms of the three classes are staggered in a manner so that only one class is elected by stockholders annually. Mr. Daniel M. McGurl, Mr. James L. Loomis and Mr. John W. Barter are currently serving as Class III directors. The Class III directors elected this year will serve as members of our board of directors until the 2007 annual meeting of stockholders, or until their respective successors are elected and qualified.

The persons named in the enclosed proxy will vote to re-elect Mr. McGurl, Mr. Loomis and Mr. Barter as Class III directors unless the proxy is marked otherwise. Mr. McGurl, Mr. Loomis and Mr. Barter have indicated their willingness to serve on our board of directors, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our board of directors. Our board of directors has no reason to believe that Mr. McGurl, Mr. Loomis or Mr. Barter would be unable to serve if elected.

Set forth below for each director, including the Class III director nominees, is information as of August 31, 2004 with respect to his or her (a) name and age, (b) positions and offices at the company, (c) principal occupation and business experience during at least the past five years, (d) directorships, if any, of other publicly held companies and (e) the year such person became a director of the company.

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Class III directors, nominees to be elected at the annual meeting (terms expiring in 2007)
Daniel M. McGurl	68	1989	Mr. McGurl co-founded Bottomline in May 1989, and has served as Chairman of the Board of Directors of Bottomline since May 1989. From May 1989 to August 2002, Mr. McGurl also served as Chief Executive Officer of Bottomline and from May 1989 to September 2000, Mr. McGurl also served as President of Bottomline. From 1987 to 1989, Mr. McGurl served as Senior Vice President of State Street Bank and Trust Company. Prior to 1987, Mr. McGurl held a variety of positions at IBM Corporation, including Director of Marketing Planning and Director of Far East Operations. Mr. McGurl is also a director of Newmarket International, a developer of hospitality software.

James L. Loomis	54	1989	Mr. Loomis co-founded Bottomline in May 1989. From August 1998 until his retirement in September 2000, Mr. Loomis served as Senior Executive Advisor of Bottomline. From July 1996 to August 1998, Mr. Loomis served as Executive Vice President of Bottomline and from May 1989 to July 1996, Mr. Loomis served as Vice President and Treasurer. Prior to 1989, Mr. Loomis held a variety of positions with Nashua Corporation, a manufacturer of imaging supply products, including Director of International Finance and Treasurer of a foreign subsidiary of that company.

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships

John W. Barter	57	2002	Mr. Barter is a private investor. From January 2000 to May 2001, Mr. Barter served as Chief Financial Officer of Kestrel Solutions, Inc., an optical networking company. Kestrel filed a voluntary petition for bankruptcy protection in October 2002. From October 1994 until his retirement in December 1997, Mr. Barter served as Executive Vice President of AlliedSignal, Inc. (now Honeywell International Inc.), a manufacturing and technology company, and President of AlliedSignal Automotive. From July 1988 to September 1994, Mr. Barter served as Senior Vice President and Chief Financial Officer of AlliedSignal, Inc. From 1977 to July 1988, Mr. Barter served in various other financial and executive positions at AlliedSignal, Inc. Mr. Barter is also a director of BMC Software, Inc., a developer of enterprise management software, SRA International, Inc., a provider of information technology services, and SSA Global Technologies, Inc., a private company which is a developer of ERP and related software products.*
Class I directors (terms expiring in 2005)
Joseph L. Barry, Jr.	71	1990	Mr. Barry has served as President of Hallmark Mechanical Corp., a machinery service company, since 1990, and as President of Hallamore Corp., a transportation and rigging company, since 1956. Since 1975, Mr. Barry has served as Chairman of Northeast Concrete Products and since 1978 as co-chairman of New England Teamsters Pension Fund. Mr. Barry is also a director of Heritage Property Investment Trust, Inc., a real estate investment trust.†*#

Robert A. Eberle	43	2000	Mr. Eberle has served as President since August 2004, as Chief Operating Officer of Bottomline since April 2001 and as Secretary since September 1998. From September 1998 to August 2004, Mr. Eberle also served as Chief Financial Officer of Bottomline and from September 1998 to May 2001, Mr. Eberle also served as Treasurer of Bottomline. From December 1996 to September 1998, Mr. Eberle served as Executive Vice President of Telxon Corporation, a mobile computing and wireless data company, with primary responsibility for its Technical Subsidiaries Group. From August 1993 to December 1996, Mr. Eberle held a variety of positions at Telxon Corporation and its subsidiary, Itronix Corporation. Mr. Eberle is also a member of Exeter Hospital Board of Trustees.

Dianne Gregg	49	1999	From September 2001 until her retirement in February 2002, Ms. Gregg served as Vice President of Leadership Initiatives for Microsoft US. From 1996 to September 2001, Ms. Gregg served as a Vice President of Microsoft. In June 1994, Ms. Gregg joined Microsoft as General Manager of the Eastern Region. Prior to Ms. Gregg’s affiliation with Microsoft, Ms. Gregg held various sales and consulting positions at IBM Corporation. Ms. Gregg is also a director of Meridio Software which is a developer of electronic document and records management software.*

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Class II directors (terms expiring in 2006)

William O. Grabe	66	2002	Mr. Grabe has served as a General Partner of General Atlantic Partners, LLC, a private equity investment firm focused on the information technology, process outsourcing and communications industries, since 1992. General Atlantic Partners, LLC is an affiliate of Bottomline. Prior to Mr. Grabe’s affiliation with General Atlantic Partners, LLC, Mr. Grabe served as Vice President and General Manager for Marketing and Services at IBM Corporation. Mr. Grabe is also a director of Digital China Holdings Limited, Exact Holding N.V., Lifecare, Inc., Patni Computer Systems Private Limited, Compuware Corporation, a provider of software products and services, and Gartner, Inc., a provider of research and analysis on the technology industry.†#

Joseph L. Mullen	52	1996	Mr. Mullen has served as Chief Executive Officer of Bottomline since August 2002. From September 2000 to August 2004, Mr. Mullen served as President of Bottomline and from September 2000 to April 2001, Mr. Mullen also served as Chief Operating Officer of Bottomline. From July 1996 to September 2000, Mr. Mullen served as Executive Vice President of Operations of Bottomline. From July 1991 to July 1996, Mr. Mullen served as Vice President of Sales and Marketing of Bottomline. From 1977 to 1989, Mr. Mullen held a variety of positions at IBM Corporation, including Marketing Manager and Northeast Area Market Planning Manager.

James W. Zilinski	60	1994	Mr. Zilinski has served as President and Chief Executive Officer of Berkshire Life Insurance Company of America and as a director of its subsidiary, Berkshire Securities Corp., since 1995. From February 1995 to July 1995, Mr. Zilinski served as an independent consultant. From August 1994 to January 1995, Mr. Zilinski served as President of the Investment Services Group of The BISYS Group, Inc., a provider of outsourcing services to financial institutions. Prior to August 1994, Mr. Zilinski served as Executive Vice President and Chief Marketing Officer of New England Mutual Life Insurance Company.†*#

†	Member of compensation committee.
#	Member of nominations and corporate governance committee.
*	Member of audit committee.

Pursuant to the terms of a stock purchase agreement dated as of January 8, 2002, between Bottomline and General Atlantic Partners 74, L.P. and its affiliated entities (collectively, “General Atlantic”), General Atlantic has the right to designate one person to serve on our board of directors so long as General Atlantic holds in the aggregate either (i) at least 5% of the outstanding shares of our common stock or (ii) 30% of the 2,700,000 shares of common stock purchased pursuant to the stock purchase agreement. We agreed to use our reasonable best efforts to have such director nominee elected to our board of directors, including causing officers of Bottomline who hold proxies (unless otherwise directed by the stockholder submitting such proxy) to vote such proxies in favor of the election of the designee. Mr. Grabe, currently a Class II director and a member of the compensation committee and nominations and corporate governance committee of our board of directors, will serve until the 2006 annual meeting of stockholders, or until his successor is elected and qualified.

Board of Directors and Committee Meetings

Our board of directors held 4 meetings, including by telephone conference, during fiscal 2004. The compensation committee of our board of directors held 4 quarterly meetings during fiscal 2004. The audit committee of our board of directors held 11 meetings, including by telephone conference, during fiscal 2004. The nominations and corporate governance committee of our board of directors met as part of our regularly scheduled quarterly board meetings during fiscal 2004. All directors attended at least 75% of the meetings of our board of directors and the committees on which they served, if any, during the period that they served on our board of directors or any such committees.

The compensation committee of our board of directors, currently composed of Mr. Barry, Mr. Grabe and Mr. Zilinski, makes recommendations concerning salaries and incentive compensation for our executive officers and administers and grants stock options under our stock option plans to our executive officers. See “Report of the Compensation Committee on Executive Compensation.” The audit committee of our board of directors currently consists of Mr. Barry, Mr. Barter, Ms. Gregg and Mr. Zilinski. See “Report of the Audit Committee of the Board of Directors.” Our nominations and corporate governance committee, which currently consists of Mr. Barry, Mr. Grabe and Mr. Zilinski, is responsible for nominating candidates for election to the board of directors and reviewing matters of corporate governance, such as director independence. The nominations and corporate governance committee considers suggestions from stockholders regarding possible candidates for membership to the board of directors. Such suggestions, together with appropriate biographical information, should be submitted to the corporate secretary of Bottomline as described in “Corporate Governance; Director Candidates”.

Director Compensation

Our non-employee directors receive stock options under our 1998 Director Stock Option Plan. The Director Stock Option Plan currently provides that each non-employee director will be granted an option to purchase 15,000 shares of our common stock on the date of his or her initial election to our board of directors, which will vest ratably over four years on each anniversary of the date of grant. In addition, each non-employee director, other than a director initially elected to the board of directors at the annual meeting of stockholders or at any time after the prior year’s annual meeting, receives an option to purchase 7,500 shares of our common stock on the date of each annual meeting of stockholders. Such options vest annually upon the earlier of one year from the date of grant or the date immediately preceding the next annual meeting of stockholders, so long as the director remains a director of Bottomline. Options are granted with an exercise price equal to the fair market value determined as of the date of the grant, based on the closing price of a share of our common stock as reported on The NASDAQ National Market. In fiscal 2004, Mr. Barry, Mr. Barter, Ms. Gregg, Mr. Grabe, Mr. Loomis, Mr. McGurl and Mr. Zilinski each received an option to purchase 7,500 shares of our common stock.

All of our directors are entitled to reimbursement for expenses incurred to attend board of directors and committee meetings. In addition, each non-employee director receives a fee of $15,000 for each calendar year that the non-employee director serves on the board of directors, payable quarterly in arrears, and a fee of $1,250 for each meeting of the board of directors that the non-employee director attends. Each non-employee director who serves as a member of the audit committee, other than the chairperson of such committee, receives an annual fee of $2,000. Each non-employee director who serves as a member of the compensation committee and each non-employee director who serves as a member of the nominations and corporate governance committee, other than the respective chairpersons of such committees, receives an annual fee of $1,000. A non-employee director who serves as the chairman of the audit committee receives an annual fee of $10,000. A non-employee director who serves as the chairman of the compensation committee or of the nominations and corporate governance committee receives an annual fee of $2,000. The chairman of our board of directors receives an annual fee of $65,000.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on our review of copies of reports filed by reporting persons pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or written representations from reporting persons that no Form 5 filing was required for such persons, we believe that, except as set forth below, during fiscal 2004, all filings required to be made by our reporting persons were timely made in accordance with the requirements of the Securities Exchange Act of 1934. In fiscal 2004, a Form 4 reporting a grant of a stock option was not timely filed by Mr. Mullen, Mr. Eberle, and Mr. Fortune. A Form 4 reporting two grants of a stock option was not timely filed by each of Mr. Donovan, Mr. Fannon, Mr. Gaillard, Mr. Jones, Mr. Mueffelmann, Mr. Peck and Mr. Savory.

Executive Compensation

Summary Compensation Table

The following table sets forth certain information concerning the compensation for each of the fiscal years indicated for (i) our chief executive officer and (ii) each of our three other most highly compensated executive officers who received annual compensation in excess of $100,000 during fiscal 2004, collectively, the “named executive officers.”

Summary Compensation Table

		Annual Compensation							Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary		Bonus		Other Annual Compensation(1)			Securities Underlying Options(2)	All Other Compensation
Joseph L. Mullen(3) Chief Executive Officer	2004 2003 2002	$ $ $	270,000 265,562 235,000	$ $ $	100,000 73,125 29,250	$ $ $	— — —		100,000 90,000 100,000	$ $ $	4,656 28,752 4,606	(4) (5) (4)

Robert A. Eberle(3) President, Chief Operating Officer and Secretary	2004 2003 2002	$ $ $	250,000 247,500 220,000	$ $ $	90,000 65,625 29,250	$ $ $	— — —		80,000 70,000 100,000	$ $ $	4,706 5,738 4,606	(4) (4) (4)

Peter S. Fortune President of Bottomline Europe	2004 2003 2002	$ $ $	235,089 214,650 168,773	$ $ $	102,438 65,446 48,565	$ $ $	20,897 19,080 17,310	(6) (6) (6)	50,000 100,000 4,000	$ $ $	16,905 11,812 7,286	(7) (8) (9)

Christopher J. Bishop(10) Former Executive Vice President and General Manager, Payment Solutions North America	2004 2003	$ $	136,354 182,292	$ $	8,203 41,006	$ $	— —		— 25,000	$ $	2,744 7,631	(4) (4)

(1)	In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits have been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the named executive officer for the fiscal year indicated.
(2)	Consists of the number of shares covered by stock options to purchase shares of our common stock granted during the fiscal year indicated.
(3)	In August 2002, Mr. Mullen, then serving as President, assumed the position of Chief Executive Officer of Bottomline. In August 2004, Mr. Eberle, then serving as Chief Financial Officer, Chief Operating Officer and Secretary, assumed the position of President. Mr. Mullen continues to serve as Chief Executive Officer.
(4)	Consists of a contribution made on behalf of such officer in our 401(k) plan.
(5)	Consists of $22,827 of relocation expenses paid by Bottomline on behalf of Mr. Mullen and a $5,925 contribution made on behalf of Mr. Mullen in our 401(k) plan.
(6)	Consists of a car allowance.

(7)	Consists of a $13,971 contribution made on behalf of Mr. Fortune in our United Kingdom group pension plan and $2,934 in health and life insurance premiums paid on behalf of Mr. Fortune.
(8)	Consists of a $8,403 contribution made on behalf of Mr. Fortune in our United Kingdom group pension plan and $3,409 in health and life insurance premiums paid on behalf of Mr. Fortune.
(9)	Consists of a $4,792 contribution made on behalf of Mr. Fortune in our United Kingdom group pension plan and $2,494 in life and health insurance premiums paid on behalf of Mr. Fortune.
(10)	Mr. Bishop served as Executive Vice President of Sales and Marketing North America from May 2002 to June 2003. In July 2003, Mr. Bishop was named Executive Vice President and General Manager, Payment Solutions North America. Mr. Bishop’s employment with us ended in March 2004.

Stock Options

The following table sets forth information for each of the named executive officers with respect to the grant of stock options to purchase shares of common stock of the company during fiscal 2004.

Option Grants During Fiscal 2004

Name	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price Per Share(2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
					5%	10%
Joseph L. Mullen	100,000	9.3%	$9.54	3/29/14	$599,966	$1,520,430
Robert A. Eberle	80,000	7.5%	$9.54	3/29/14	$479,972	$1,216,344
Peter S. Fortune	50,000	4.7%	$9.54	3/29/14	$299,983	$760,215
Christopher J. Bishop	—	—	$—		$—	$—

(1)	The options granted to the named executives above are exercisable in installments over a four year period commencing one year after the date of grant, with 25% becoming vested one year after the date of grant and the remainder vesting in equal installments of 6.25% each quarter thereafter. Also see “Employment and Other Agreements” below with respect to the accelerated vesting of options in connection with certain specified corporate events, such as a merger or acquisition, involving Bottomline.
(2)	Options are granted with an exercise price equal to the fair market value determined as of the date of the grant, based on the closing price of a share of our common stock as reported on The NASDAQ National Market.
(3)	Consists of amounts that may be realized upon exercise of the options immediately before the expiration of their respective terms, assuming the specified compound rates of appreciation (5% and 10%) on the market value of our common stock on the date of the option grants over the term of the respective options. These numbers are calculated based on rules promulgated by the SEC and do not reflect our estimate of future stock price growth, if any. Actual gains, if any, on stock option exercises and common stock holdings are dependent, in part, on the timing of exercise and the future performance of our common stock.

Fiscal Year-End Option Values

The following table sets forth information for each of the named executive officers with respect to the exercise of options, if any, to purchase shares of our common stock during fiscal 2004 and the number and value of options outstanding as of June 30, 2004.

Aggregated Option Exercises in Fiscal Year 2004 and

Fiscal Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options at June 30, 2004		Value of Unexercised In-the-Money Options at June 30, 2004(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph L. Mullen	—	—	333,750	211,250	$1,063,988	$530,713
Robert A. Eberle	65,000	$435,389	303,752	176,250	$541,739	$438,563
Peter S. Fortune	35,000	$164,186	29,000	123,750	$154,726	$434,391
Christopher J. Bishop	19,375	$19,571	20,938	—	$75,009	$—

(1)	Based on the closing price, $10.60, of a share of our common stock, as reported on The NASDAQ National Market on June 30, 2004, less the aggregate exercise price.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under our equity compensation plans as of June 30, 2004:

Plan Category	(a)		(b)		(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(2)	5,037,372	(3)	$10.75	(3)	2,098,299	(4)
Equity compensation plans not approved by security holders(5)	200,000		$27.13		None

Total	5,237,372		$11.37		2,098,299

(1)	This table excludes 25,720 shares of common stock issuable upon exercise of outstanding options assumed by us in connection with our acquisition of Flashpoint, Inc. in August 2000. The weighted average exercise price of the excluded options is $25.20.
(2)	Consists of the following equity compensation plans: the Amended and Restated 1989 Stock Incentive Plan, the Amended and Restated 1997 Stock Incentive Plan, the 1998 Director Stock Option Plan (the “1998 Director Plan”), the 1998 Employee Stock Purchase Plan (the “1998 ESPP”), the 2000 Employee Stock Purchase Plan (the “2000 ESPP”) and the 2000 Stock Incentive Plan. Shares of common stock are available for issuance only under the 1998 Director Plan, the 1998 ESPP, the 2000 ESPP and the 2000 Stock Incentive Plan. With respect to the 2000 ESPP, this table excludes the additional 750,000 shares that would be available for issuance if Proposal 2 is approved at the meeting.
(3)	Excludes an aggregate of 247,020 shares issuable under the 2000 ESPP, including shares issuable in connection with the current offering period under such plan; such shares are included in column (c) of the table. Currently, there are no outstanding options to purchase common stock of the company pursuant to the 1998 ESPP.
(4)

Consists of 97,500 shares issuable under the 1998 Director Plan, 687,599 shares issuable under the 1998 ESPP and 247,020 shares issuable under the 2000 ESPP in connection with current and future offering periods under such plans and 1,066,180 shares currently issuable under the 2000 Stock Incentive Plan. In addition, under the 2000 Stock Incentive Plan, the number of shares issuable is automatically increased every July 1 by an amount equal to the lesser of (i) five million shares of common stock, (ii) a number of shares of common stock which, when added to the shares that remain available for grant under the 2000 Stock Incentive Plan, is equal to 12% of the outstanding shares on such date, and (iii) an amount determined by our board of directors. The 2000 Stock Incentive Plan provides for the issuance of incentive stock options, non-qualified stock options and restricted stock to our employees, officers, directors, consultants and advisors.

(5)	Consists of warrants issued to (i) 325 Corporate Drive II, LLC for the right to purchase an aggregate of 100,000 shares of common stock at an exercise price of $4.25 per share, which expire in October 2004, and (ii) the former shareholders of Checkpoint Holdings, Ltd. for the right to purchase an aggregate of 100,000 shares of common stock at an exercise price of $50.00 per share, which expire in August 2005. All such warrants were fully vested and exercisable upon their respective issuance. At June 30, 2004 none of the aforementioned warrants had been exercised. The warrant issued to 325 Corporate Drive II, LLC was fully exercised subsequent to June 30, 2004.

Report of the Compensation Committee on Executive Compensation

This report is submitted by the compensation committee of our board of directors, which is responsible for making recommendations concerning salary and incentive compensation for our employees, and administering and granting stock options under our stock option plans to our executive officers. In addition, the compensation committee consults with our management regarding pension and other benefit plans and our compensation policies and practices.

General Compensation Policy

The compensation committee seeks to achieve the following three broad goals in connection with our executive compensation program:

•	enable Bottomline to attract and retain qualified executives;

•	create a performance-oriented environment by rewarding executives for the achievement of Bottomline’s business objectives and/or in an individual executive’s particular area of responsibility; and

•	provide executives with equity incentives in Bottomline so as to link a portion of an executive’s compensation with the performance of Bottomline’s common stock.

Components of Compensation

To achieve these goals, the executive compensation program consists principally of the following three elements:

•	base salary;

•	cash bonuses; and

•	stock-based equity incentives in the form of participation in Bottomline’s stock option plans.

General Factors for Establishing Compensation

The compensation committee reviews the executive compensation of industry peers with which Bottomline competes for employees to compare the competitiveness of Bottomline’s executive compensation packages. In addition to reviewing industry compensation levels, the compensation committee also considers a number of other factors in establishing the components of each executive officer’s compensation package, as summarized below.

Base Salary

Salaries for executive officers, including the chief executive officer, are generally determined on an individual basis by evaluating the following:

•	the executive’s scope of responsibility, performance, prior employment experience and salary history;

•	Bottomline’s financial performance, including increases in its revenues and profits, if any; and

•	internal consistency within Bottomline’s salary structure.

Incentive Compensation

The compensation committee considers payment of quarterly cash bonuses as part of the compensation packages of Bottomline’s executive officers. Certain specified levels of company financial and operational performance must be achieved before any such bonuses can be earned by executive officers. In general, the compensation committee has tied potential bonus compensation to performance factors, including the executive officer’s efforts and contributions towards obtaining Bottomline’s objectives and overall growth. In determining the aggregate amounts of the cash bonuses to be paid to executive officers in fiscal 2004, including the current chief executive officer, the compensation committee established specific revenue and profit targets. Cash bonuses are based on a percentage of base compensation and are intended to be measured and paid quarterly, with an opportunity for review of the overall bonus at year end. Determination regarding the bonuses is at the discretion of the compensation committee.

Long-term Incentive Compensation

Stock options are an element of the compensation packages of Bottomline’s executive officers, including the chief executive officer, because we believe they provide an incentive to executives to maximize stockholder value and because they reward the executives only to the extent that Bottomline stockholders also benefit. The compensation committee believes that it is to Bottomline’s advantage to increase executive officers’ interest in Bottomline’s future performance, as these employees share the primary responsibility for Bottomline’s management and growth. The value of the stock options is derived solely from appreciation of Bottomline’s common stock, if any. In order to promote a longer term management focus and to provide incentive for continued employment with Bottomline, stock option grants generally become exercisable over a three or four year period, with the exercise price being equal to 100% of the fair market value of Bottomline’s common stock on the date of grant.

The size of the option grant made to each executive officer is based upon the following factors:

•	an evaluation of the executive’s past performance;

•	the total compensation being paid to the executive;

•	the anticipated value of the executive’s contribution to Bottomline’s future performance;

•	the executive’s scope of responsibility;

•	the executive’s current position with Bottomline;

•	the number of options awarded to the executive officer during previous fiscal years; and

•	comparability with option grants made to other Bottomline executives.

In fiscal 2004, stock options were granted under Bottomline’s 2000 Stock Incentive Plan to Mr. Mullen, Mr. Eberle and Mr. Fortune. See “Option Grants During Fiscal 2004.”

The Committee continues to evaluate the appropriate weighting of cash, cash bonus and equity compensation, taking into account the proposed accounting treatment of stock option grants and the aggregate value of the annual compensation for our named executive officers and Chief Executive Officer.

Chief Executive Officer’s Compensation

Mr. Mullen has served as our chief executive officer since August 2002. We entered into an amended and restated employment agreement with Mr. Mullen in November 2002. Pursuant to the employment agreement, which is more fully described below, Mr. Mullen received a base salary of $270,000 for fiscal 2004. The compensation of our chief executive officer is based upon the same elements and measures of performance as is the compensation of Bottomline’s other executive officers. In its determination to approve a cash bonus to Mr. Mullen of $100,000 in fiscal 2004, the compensation committee specifically considered achievement of specific revenue and profit targets established by the committee, with the cash bonus based on a percentage of base compensation.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if certain requirements are met. In particular, income recognized upon the exercise of a stock option is not subject to the deduction limitation, if, among other things, the option was granted under a plan approved by the public stockholders and such plan provides a limit on the number of shares with respect to which awards may be granted during a specified period to any individual. Based on the compensation awarded to our chief executive officers and our three other most highly compensated executive officers, it does not appear that the Section 162(m) limitation will have a significant impact on Bottomline in the near term. However, the committee reserves the right to use its judgment to authorize compensation payments that may be subject to the Section 162(m) limitation when the committee believes that such payments are appropriate and in the best interests of Bottomline and its stockholders, after taking into account changing business conditions or the officer’s performance. The compensation committee generally seeks to structure the long-term incentive compensation granted to its executive officers under its stock option plans in a manner that is intended to comply with the performance-based exception to Section 162(m). Nevertheless, there can be no assurance that compensation attributable to stock options granted under its plan will be treated as qualified performance-based compensation under Section 162(m).

By the compensation committee of the board of directors of Bottomline Technologies (de), Inc.

Joseph L. Barry, Jr., Chairman

William O. Grabe

James W. Zilinski

Employment and Other Agreements

Employment Agreements

We entered into an employment agreement with Mr. Mullen as of December 3, 1998 and with Mr. Eberle as of September 30, 1998. Each of these agreements was subsequently amended as of June 1, 2001 and amended and restated as of November 21, 2002. The provisions of each agreement are substantially the same.

The employment agreements with each of Mr. Mullen and Mr. Eberle provide that the term is until the later of (a) November 21, 2005 or (b) three years after we experience a change in control; provided however, that each employment agreement automatically renews for successive three-year periods unless the agreement is not renewed by either us or the employee pursuant to written notice, or is sooner terminated in accordance with its terms.

Under each employment agreement, a “change in control” of Bottomline would occur if:

•	any person becomes the beneficial owner of more than 50% of the voting power of our outstanding securities;

•	we are acquired through a merger;

•	we are liquidated; or

•	all or substantially all of our assets are sold.

If the employee’s employment is terminated either by the employee as a result of an involuntary termination or by us without cause prior to a potential change in control (each as described below), then (a) all outstanding options held by the employee would become immediately exercisable in full and (b) the employee would be entitled to receive a lump sum payment and continuation of benefits for a period of 24 months in the case of Mr. Mullen and for a period of 12 months in the case of Mr. Eberle. In the case of Mr. Mullen, the lump sum payment would equal two times the sum of his then annual salary plus the maximum amount of bonus he was eligible to earn in the then current year. In the case of Mr. Eberle, the lump sum payment would equal the sum of his then annual salary plus the maximum amount of bonus he was eligible to earn in the then current year.

An involuntary termination would occur if an employee’s duties were changed in a manner such that it results in a significant diminution in his position, duties or responsibilities, his benefits were reduced or he were relocated.

“Cause” means, prior to a change in control of Bottomline, the discharge of the employee resulting from:

•	a felony conviction;

•	willful and persistent failure to attend to material duties or obligations;

•	the breach of confidentiality, non-competition or similar material obligations by the employee; or

•	an act or omission which would constitute a crime involving Bottomline’s property.

The second and third items specified above would not constitute cause after a change in control of Bottomline.

If the employee’s employment is terminated upon or after a potential change in control either by the employee as a result of an involuntary termination or by us without cause, then (a) all outstanding options held by the employee would become immediately exercisable in full and (b) the employee would be entitled to receive a lump sum payment and continuation of benefits for a period of 24 months. In the case of Mr. Mullen, the lump sum payment would equal three times the sum of his then annual salary plus the maximum amount of bonus he was eligible to earn in the then current year. In the case of Mr. Eberle, the lump sum payment would equal two times the sum of his then annual salary plus the maximum amount of bonus he was eligible to earn in the then current year.

A “potential change in control” of Bottomline would occur if:

•	we enter into an agreement that would cause a change in control;

•	any person publicly announces an intention to take any action which, if consummated, would constitute a change in control; or

•	our board of directors adopts a resolution to the effect that, for purposes of the employment agreement, a potential change in control has occurred.

Each of the employment agreements also provides that, in the event of a change in control, we would pay any excise tax which the employee would be liable for under Section 4999 of the Internal Revenue Code as a result of having received the severance benefits, as well as the amount necessary to pay all additional taxes imposed on the respective employee as a result of our payment of the excise tax. Pursuant to their respective employment agreements, in fiscal 2004, Mr. Mullen was paid an annual base salary of $270,000 and Mr. Eberle was paid an annual base salary of $250,000. Based upon the recommendations of the compensation committee, and as more fully described above, in fiscal 2004, Mr. Mullen received a bonus of $100,000 and Mr. Eberle received a bonus of $90,000.

In addition, following termination of their respective employment other than for “cause”, options then held by each of Mr. Mullen and Mr. Eberle would automatically vest in full and would be exercisable for a period of two years (or the remainder of the option term if less than two years) after the date of termination. However, this automatic vesting of options would not apply to any options granted prior to June 1, 2001 with an exercise price of less than $6.76 per share.

Service Agreement

We are party to a service agreement with Mr. Fortune dated as of March 11, 1999, which we assumed in connection with our acquisition of Checkpoint Holdings, Ltd., which is now our wholly owned subsidiary, Bottomline Technologies Limited (Bottomline Europe). The service agreement remains in effect, absent incapacity or our termination for cause, until terminated by at least 12 months’ written notice by us or Mr. Fortune. We also have the right to terminate the agreement on less than 12 months’ written notice, but we are required to pay Mr. Fortune his salary and other contractual benefits under the service agreement for the 12-month notice period. If the agreement is terminated for incapacity or cause, we are not required to pay Mr. Fortune any compensation other than accrued compensation.

For purposes of Mr. Fortune’s service agreement, “cause” means the discharge of the employee resulting from, among other things:

•	a felony conviction;

•	the failure to attend to material duties or obligations; or

•	the deliberate discrimination or harassment on grounds on race, sex or disability.

Pursuant to the service agreement, Mr. Fortune was paid an annual base salary of $235,089 in fiscal 2004. In accordance with a bonus plan setting forth certain financial and operational goals, Mr. Fortune received a bonus of $102,438 in fiscal 2004. Mr. Fortune also received a car allowance of $20,897 in fiscal 2004 pursuant to the service agreement.

Pursuant to the service agreement, Mr. Fortune also agreed not to compete with the company for a period of 12 months after the termination of his employment within the United Kingdom in any business which is competitive with the company’s business and with which Mr. Fortune had been involved with during the 12 months immediately preceding the termination of the agreement. In addition, Mr. Fortune also agreed that during this 12-month period, he would not solicit the company’s customers or other employees.

Retention Agreement

We entered into a retention agreement with Mr. Bishop as of September 12, 2002. The retention agreement provides that the term is until the earlier of (a) May 31, 2004 or (b) 12 months after we experience a change in control if Mr. Bishop is employed by us at the time of such change in control. Mr. Bishop’s employment with us ended in March 2004.

Pursuant to the retention agreement, following termination of Mr. Bishop’s employment, options then held by Mr. Bishop automatically vested in full and are exercisable for a period of two years (or the remainder of the option term if less than two years) after the date of termination.

Compensation Committee Interlocks and Insider Participation

The current members of the compensation committee of our board of directors are Mr. Barry, Mr. Grabe and Mr. Zilinski. No executive officer of Bottomline has served as a director or member of the compensation committee of any other entity whose executive officer served as a director or member of our compensation committee.

Certain Relationships and Related Transactions

Pursuant to the terms of a stock purchase agreement dated as of January 8, 2002, between Bottomline and General Atlantic Partners 74, L.P. and its affiliated entities (collectively, “General Atlantic”), we issued and sold to General Atlantic an aggregate of 2,100,000 shares of our common stock for gross proceeds to us of $17,325,000 and Mr. McGurl and Mr. Loomis each sold 300,000 shares of common stock to General Atlantic for gross proceeds to each such person of $2,475,000. Pursuant to the agreement, General Atlantic has the right to designate one person to serve on our board of directors so long as General Atlantic holds in the aggregate either (i) at least 5% of the outstanding shares of our common stock or (ii) 30% of the 2,700,000 shares of common stock purchased pursuant to the stock purchase agreement. We agreed to use our reasonable best efforts to have such director nominee elected to our board of directors, including causing officers of Bottomline who hold proxies (unless otherwise directed by the stockholder submitting such proxy) to vote such proxies in favor of the election of the designee. Mr. Grabe, currently a Class II director and a member of the compensation committee and nominations and corporate governance committee of our board of directors, will serve until the 2006 annual meeting of stockholders, or until his successor is elected and qualified.

Corporate Governance

Our board of directors believes that good corporate governance is important to ensure that Bottomline is managed for the long-term benefit of stockholders. Our board of directors has continued to review its governance practices in light of the Sarbanes-Oxley Act of 2002, new SEC rules and regulations and the new listing standards of NASDAQ. This section describes key corporate governance practices that we have adopted. Complete copies of the committee charters and code of conduct described below are available on our website at www.bottomline.com. Alternatively, you can request a copy of any of these documents by writing to Bottomline Technologies (de), Inc., 325 Corporate Drive, Portsmouth, New Hampshire 03801, Attention: Corporate Secretary.

Board Determination of Independence

Under NASDAQ rules that become applicable to Bottomline on October 31, 2004, a director of Bottomline will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of Joseph L. Barry, Jr., John W. Barter, William O. Grabe, Dianne Gregg or James Zilinski has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of The NASDAQ Stock Market, Inc. Marketplace Rules.

Director Attendance at Annual Meeting of Stockholders

We do not have a written policy with respect to director attendance at annual meetings; however, we do encourage our directors to attend all of our meetings of stockholders. All directors attended the 2003 annual meeting of stockholders.

Board Committees

Our board of directors has established three standing committees – audit, compensation, and nominations and corporate governance – each of which operates under a charter that has been approved by our board. Current copies of each committee’s charter are posted on the Corporate Governance section our website, www.bottomline.com. In addition, a copy of the audit committee charter, as in effect on the date of this proxy statement, is attached as Appendix A.

Our board of directors has determined that all of the members of each of the board’s three standing committees are independent as defined under the new rules of The NASDAQ Stock Market that become applicable to Bottomline on October 31, 2004, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act. In addition, all of the members of the audit committee are independent as defined by the rules of The NASDAQ Stock Market that apply to Bottomline until October 31, 2004 and otherwise satisfy NASDAQ’s eligibility requirements for audit committee membership.

Audit Committee

The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent auditors;

•	overseeing the work of our independent auditors, including through the receipt and consideration of certain reports from the independent auditors;

•	reviewing and discussing with management and the independent auditors our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	establishing procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our independent auditors and management; and

•	preparing the audit committee report required by SEC rules (which is included on page 19 of this proxy statement).

Our board of directors has determined that John W. Barter is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

Compensation Committee

The compensation committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to CEO compensation;

•	determining the CEO’s compensation;

•	reviewing and approving, or making recommendations to the board with respect to, the compensation of our other executive officers;

•	overseeing and administering our incentive compensation and equity-based plans; and

•	reviewing and making recommendations to the board with respect to director compensation.

Nominations and Corporate Governance Committee

The nominations and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become board members;

•	recommending to the board the persons to be nominated for election as directors and to each of the board’s committees;

•	developing and recommending to the board corporate governance principles; and

•	overseeing the evaluation of the board.

Director Candidates

The process followed by the nominations and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the board.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the nominations and corporate governance committee will apply the criteria attached to the committee’s charter. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

Stockholders may recommend individuals to the nominations and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to nominations and corporate governance committee, c/o Corporate Secretary, Bottomline Technologies (de), Inc., 325 Corporate Drive, Portsmouth, New Hampshire 03801. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the committee or the board, by following the procedures set forth under “Stockholder Proposals for 2005 Annual Meeting.”

Communicating with the Independent Directors

The board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The chairman of the board is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to our board of directors c/o Corporate Secretary, Bottomline Technologies (de), Inc., 325 Corporate Drive, Portsmouth, New Hampshire 03801.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on our website, which is located at www.bottomline.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers from, any provision of the code.

Audit Committee of the Board of Directors

The audit committee of our board of directors is currently composed of four members and acts under a written charter first adopted and approved by our board of directors on June 14, 2000 and subsequently amended and restated in February 2003 and again in February 2004. Each of the members of the audit committee are independent directors, as defined by its charter and the rules of The NASDAQ Stock Market. We have filed our current audit committee charter as an appendix to this proxy statement.

Report of the Audit Committee of the Board of Directors

The Audit Committee oversees the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K with management, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors the auditors’ independence from management and the Company, including the compatibility of non-audit services with the auditors’ independence.

The Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held 11 meetings, including by telephone conference, during fiscal year 2004.

In reliance on the reviews and discussions referred to above, the Committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2004 for filing with the Securities and Exchange Commission. The Committee and the board of directors have also recommended, subject to stockholder ratification, the selection of the Company’s independent auditors for the fiscal year ending June 30, 2005.

By the audit committee of the board of directors of Bottomline Technologies (de), Inc.

John W. Barter, Chairman

Joseph L. Barry, Jr.

Dianne Gregg

James W. Zilinski

Principal Accountant Fees and Services

The following table discloses the fees that Ernst & Young billed us for professional services rendered in each of the last two fiscal years:

Type of Fee	Fiscal Year Ended June 30, 2004	Fiscal Year Ended June 30, 2003
Audit Fees(1)	$413,422	$360,700
Audit-Related Fees(2)	$44,690	$67,250
Tax Fees(3)	$304,118	$228,340
All Other Fees	$3,500	$4,000

(1)	Represents fees for professional services rendered in connection with the audit of our financial statements for the fiscal year indicated, reviews of the financial statements included in each of our quarterly reports on Form 10-Q during the fiscal year indicated and services performed in connection with certain registration statements we filed.
(2)	Represents fees for assurance advisory services related to implementation of accounting standards, financial due diligence, acquisition accounting and the audit of our 401(k) plan.
(3)	Represents fees for services related to tax compliance, including the preparation of domestic and international tax returns, and domestic and international tax planning.

Pre-Approval Policies and Procedures

The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent auditors. This policy generally provides that we will not engage our independent auditors to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to us by our independent auditors during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The audit committee has also delegated to the chairman of the audit committee the authority to approve any audit or non-audit services to be provided to us by our independent auditors. Any approval of services by the chairman of the audit committee pursuant to this delegated authority is reported on at the next meeting of the audit committee.

Stock Performance Graph

The stock performance graph above compares the percentage change in cumulative stockholder return on our common stock for the period from June 30, 1999 through June 30, 2004, with the cumulative total return on The NASDAQ Stock Market (U.S.) and the NASDAQ Computer & Data Processing Index.

This graph assumes the investment of $100.00 in our common stock (at the closing price of our common stock on June 30, 1999), The NASDAQ Stock Market (U.S.) and the NASDAQ Computer & Data Processing Index on June 30, 1999, and assumes dividends, if any, are reinvested.

	June 30, 1999	June 30, 2000	June 30, 2001	June 30, 2002	June 30, 2003	June 30, 2004
Bottomline Technologies (de), Inc.	$100.00	$64.51	$10.19	$10.66	$15.23	$20.00
NASDAQ Stock Market (U.S.)	$100.00	$192.63	$68.90	$58.51	$56.29	$76.71
NASDAQ Computer & Data Processing Index	$100.00	$146.92	$84.31	$51.21	$52.28	$68.67

PROPOSAL 2—AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

In August 2004, our board of directors resolved that, subject to stockholder approval, our 2000 Employee Stock Purchase Plan be amended to increase the number of shares reserved for issuance under the plan from 750,000 to 1,500,000. The purpose of the 2000 Employee Stock Purchase Plan, which we call the 2000 Purchase Plan, is to provide eligible Bottomline employees with opportunities to purchase shares of our common stock. Our board of directors believes that the 2000 Purchase Plan is an important factor in attracting, motivating and retaining qualified personnel essential to our success. The 2000 Purchase Plan was adopted by our board in August 2000 and approved by our stockholders in November 2000. Our board has adopted the plan amendment because it believes that the number of shares currently available under the 2000 Purchase Plan will not be sufficient to satisfy our incentive compensation needs through fiscal 2005.

As of October 1, 2004, 207,352 shares of common stock were available for issuance under the 2000 Purchase Plan.

The 2000 Purchase Plan permits eligible employees to purchase common stock at a discount from fair market value through payroll deductions. The 2000 Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code.

Our board of directors believes that the approval of the amendment to the 2000 Purchase Plan is in the best interests of Bottomline and our stockholders and recommends a vote FOR this proposal.

Summary of the 2000 Purchase Plan

The following is a brief summary of the 2000 Purchase Plan. The following summary is qualified in its entirety by reference to the 2000 Purchase Plan, a copy of which is attached to the electronic copy of this proxy statement filed with the Securities and Exchange Commission and may be accessed from the Securities and Exchange Commission’s Internet home page (www.sec.gov). In addition, a copy of the 2000 Purchase Plan can be obtained from our Corporate Secretary.

Administration

The 2000 Purchase Plan may be administered by our board of directors or a committee of the board of directors. Our board of directors or its committee has full and exclusive discretionary authority to construe, interpret and apply the terms of the 2000 Purchase Plan, to determine eligibility and to adjudicate all disputed claims under the 2000 Purchase Plan. Every decision by the board of directors or its committee with respect to the 2000 Purchase Plan is final and binding.

Eligibility; Limitations

The 2000 Purchase Plan provides that all employees are eligible to participate if they are customarily employed by Bottomline or any designated subsidiary for at least 20 hours per week and for more than five months in any calendar year on a date that an offering commences. As of October 1, 2004, 255 employees satisfied the eligibility criteria for participation in the 2000 Purchase Plan.

Terms and Conditions of Subscription

Participation under the 2000 Purchase Plan is evidenced by a written subscription agreement between the employee and Bottomline and is subject to the following terms and conditions:

Offering Periods. The 2000 Purchase Plan is implemented by consecutive, overlapping 24-month offering periods with a new offering period commencing on the first trading day on or after October 1 and April 1 of each year, terminating on the last trading day in the respective period ending 24 months later. Each 24-month offering period consists of four purchase periods of approximately six months duration. The first offering period under the plan commenced on October 1, 2000.

Purchase Price and Method. Employees who participate in the 2000 Purchase Plan purchase common stock through payroll deductions of up to 10% of their salary. Participating employees receive an option to purchase by payment from existing funds in their payroll deduction account up to a maximum number of shares per offering period, which we refer to as the option shares, determined by dividing $50,000 by the fair market value of a share of common stock on the first day of the offering period. The option becomes exercisable for 25% of the option shares at the end of each six-month purchase period within the offering period. The price of common stock purchased under the 2000 Purchase Plan is 85% of the lower of the fair market value of our common stock on the first day of each 24-month offering period and the last day of the applicable six-month purchase period. To the extent the fair market value of our common stock on the first day of the subsequent offering period is lower than the fair market value of our common stock on the first day of the current offering period, then all participants in the current offering period will be automatically withdrawn from the current offering period immediately after the exercise of their options on the exercise date and automatically re-enrolled in the subsequent offering period as of the first day of that offering period. On October 1, 2004, the closing sale price of a share of our common stock as reported on The NASDAQ National Market was $9.45.

Withdrawal; Termination of Employment. If a participant decides to terminate his or her participation in the 2000 Purchase Plan, he or she must withdraw all the payroll deductions credited to his or her purchase account, and the funds will be returned to him or her. Upon the termination of employment for any reason, all payroll deductions credited to the employee’s account during the offering period but not yet used to exercise the option will likewise be returned to the (former) employee.

Death. A participant may designate who is to receive any shares of common stock and cash, if any, from the participant’s account under the 2000 Purchase Plan in the event of the participant’s death after exercising a purchase option but prior to delivery of any shares of common stock and cash, if any.

Nontransferability. Rights granted under the 2000 Purchase Plan are not transferable by a participant other than by will, the laws of descent and distribution, or as otherwise provided under the plan, and we may treat any prohibited attempt to transfer as an election to withdraw from an offering period.

Other Provisions. The subscription agreement may contain such other terms, provisions and conditions not inconsistent with the 2000 Purchase Plan as the plan administrator determines.

Adjustment upon Changes in Capitalization; Corporate Transactions

In the event of changes in our outstanding common stock by reason of any stock splits, reverse stock splits, stock dividends, combinations, reclassifications or other similar changes in our capital structure, an appropriate adjustment will be made to the number of shares of common stock subject to the 2000 Purchase Plan and the number and purchase price of shares of stock subject to any purchase right outstanding under the 2000 Purchase Plan.

In a “reorganization event,” which the plan defines as any merger or consolidation of Bottomline as a result of which our common stock is converted into cash, securities or other property or exchanged for the right to receive cash, securities or other property pursuant to a share exchange agreement, or any sale of all or substantially all of our assets, unless the acquiring or succeeding corporation (or an affiliate of the acquiring or succeeding corporation) agrees to assume, or substitute for, outstanding options under the plan, each offering period then in progress will be shortened by setting a new exercise date, which will be before the proposed event. Any offering period then in progress would end on the new exercise date.

In the event of our proposed dissolution or liquidation, the offering periods will terminate immediately prior to the consummation of the proposed dissolution or liquidation, unless otherwise provided by our board of directors.

Amendment and Termination of the 2000 Purchase Plan

Our board of directors may at any time amend or terminate the 2000 Purchase Plan. We will obtain stockholder approval of any amendment to the 2000 Purchase Plan as is necessary to comply with Section 423 of the Internal Revenue Code. In addition, no such amendment may be made to the 2000 Purchase Plan which would cause the plan to fail to comply with Section 423 of the Internal Revenue Code. Except as provided in connection with certain changes in our capitalization and certain reorganization events, no amendment or termination of the 2000 Purchase Plan may adversely affect options already granted.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the plan and with respect to the sale of common stock acquired under the plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants

A participant will not have income upon enrolling in the plan or upon purchasing stock at the end of an offering.

A participant may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the plan. The amount of each type of income and loss will depend on when the participant sells the stock.

If the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock, at a profit (the sales proceeds exceed the purchase price), then the participant will have compensation income equal to the lesser of:

•	15% of the value of the stock on the day the offering commenced; and

•	the participant’s profit.

Any excess profit will be long-term capital gain. If the participant sells the stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to Bottomline

There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Grants and Benefits under the 2000 Purchase Plan to Certain Individuals

Because participation in the 2000 Purchase Plan is at the election of the employees of the company, we cannot determine the benefits to be received by any particular executive officer, by all current executive officers as a group or by non-executive officer employees as a group. We do not currently have any directors who are not executive officers who are eligible to participate in the 2000 Purchase Plan.

The following is information as of October 1, 2004 regarding shares purchased under the 2000 Purchase Plan since the adoption of the 2000 Purchase Plan:

Name and Position	Number of Shares
Joseph L. Mullen, Chief Executive Officer and Director	0
Robert A. Eberle, President, Chief Operating Officer, Secretary and Director	9,419
Peter S. Fortune, President of Bottomline Europe	0
Christopher J. Bishop, Former Executive Vice President and General Manager, Payment Solutions North America	8,565
All current executive officers as a group	9,419
James L. Loomis, nominee for director	0
Daniel M. McGurl, nominee for director	0
John W. Barter, nominee for director	0
All current directors who are not executive officers as a group	0
All employees, including all current officers who are not executive officers, as a group	533,229

PROPOSAL 3—RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

Our board of directors has selected Ernst & Young LLP as our auditors for the current fiscal year, subject to ratification by our stockholders at the annual meeting. If our stockholders do not ratify the selection of Ernst & Young LLP, our board of directors will reconsider the matter. A representative of Ernst & Young LLP, which served as our auditors for fiscal 2004, is expected to be present at the annual meeting to respond to appropriate questions and to make a statement if he or she so desires.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

Any proposal that a stockholder intends to present at the 2005 annual meeting of stockholders must be submitted to our principal executive offices at 325 Corporate Drive, Portsmouth, New Hampshire 03801, Attention: Corporate Secretary, no later than June 29, 2005 in order to be considered for inclusion in the proxy statement and proxy card relating to the 2005 annual meeting of stockholders. However, if the date of our 2005 annual meeting is prior to October 19, 2005 or after December 18, 2005, the deadline is 10 business days before we begin to print and mail our proxy materials for the 2005 annual meeting.

If a stockholder wishes to present a proposal at the 2005 annual meeting but has not complied with the requirements for inclusion of the proposal in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, the stockholder must also give notice of the proposal to our corporate secretary at our principal executive offices. Our amended and restated by-laws require that we be given advance written notice of stockholder nominations regarding election to our board of directors and certain other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in our proxy discussed above). We must receive this notice at least 60 days, but not more than 90 days, prior to the date of the 2005 annual meeting, which is expected to be November 17, 2005. Our by-laws also specify requirements relating to the content of the notice which stockholders must provide, including a stockholder nomination for director, to be properly presented at a stockholder meeting.

HOUSEHOLDING OF PROXY STATEMENT

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our annual report and/or proxy statement to you if you call or write us at the following address or phone number: Bottomline Technologies (de), Inc., 325 Corporate Drive, Portsmouth, New Hampshire 03801, Attention: Corporate Secretary, (603) 436-0700. If you would like to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

OTHER MATTERS

Our board of directors knows of no other business that will be presented for consideration at the annual meeting other than that described above. However, if any other business should come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse brokerage houses and other persons for their reasonable expenses in connection with this distribution. We have retained Georgeson Shareholder to assist in the solicitation of proxies by mail, telephone or other electronic means, or in person, for a fee of approximately $6,500 plus expenses relating to the solicitation.

We urge you to attend the annual meeting in person. However, in order to make sure that you are represented at the annual meeting, we also urge you to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

By order of the Board of Directors,

/s/ DANIEL M. MCGURL

Daniel M. McGurl

Chairman of the Board of Directors

October 27, 2004

Portsmouth, New Hampshire

Appendix A

BOTTOMLINE TECHNOLOGIES (DE), INC.

AUDIT COMMITTEE CHARTER

February 2004

A.    Purpose

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of:

•	the Company’s accounting and financial reporting processes;

•	the audits of the Company’s financial statements;

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance and compensation of the Company’s independent auditors.

The Audit Committee shall serve as the focal point for communication between the Board, the independent auditor and management.

B.    Structure and Membership

1.	Number. The Audit Committee shall consist of at least three members of the Board of Directors.

2.	Independence. Except as otherwise permitted by the applicable NASDAQ rules, each member of the Audit Committee shall be “independent” as defined by NASDAQ rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. The Audit Committee shall consider whether any members of the Audit Committee have relationships with the Company that may create the appearance of a lack of independence, even though such relationships do not technically disqualify the person from being “independent”.

3.	Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

4.	Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5.	Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

6.	Selection and Removal. Members of the Audit Committee shall be appointed by the Nominations and Corporate Governance Committee. The Nominations and Corporate Governance Committee may remove members of the Audit Committee from such committee, with or without cause.

C.    Authority and Responsibilities

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditors

1.	Selection. The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the independent auditor. The Audit Committee may, in its discretion, take into account the opinions of management in making such decisions. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor appointment.

2.	Independence. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor. The Audit Committee shall confirm the regular rotation of the lead audit partner and reviewing partner, and confirm that the CEO, CFO, VP-Finance and Controller (or other persons serving in similar capacities) were not employed by the independent auditor, or if employed, did not participate in any capacity in the audit of the Company, in each case, during the one year period preceding the date of initiation of the audit.

3.	Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

4.	Preapproval of Services. The Audit Committee shall preapprove all audit services in accordance with the Audit and Non-Audit Pre-Approval Policy.

5.	Oversight. The independent auditor shall report directly to the Audit Committee and the Audit Committee shall have sole and direct responsibility for overseeing the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial accounting and reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, communicate with the independent auditor pursuant to paragraph (k) of Section 10A of the Securities Exchange Act of 1934 regarding:

-	critical accounting policies and practices;

-	alternative treatments of financial information within generally accepted accounting principles that have been discussed with Company management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

-	other material written communications between the independent auditor and Company management.

The Audit Committee, in connection with its oversight role, shall also review with the independent auditors, from time to time as appropriate:

(i)	audit problems or difficulties the independent auditor encountered in the course of the audit work and management’s response, including any restrictions on the scope of the independent auditor’s activities or on access to requested information and any significant disagreements with management;

(ii)	significant concerns as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material weaknesses in internal control ;

(iii)	analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

(iv)	the effect of regulatory and accounting initiatives, as well as off balance sheet structures, on the financial statements of the Company;

(v)	significant risks and uncertainties with respect to the quality, accuracy or fairness of presentation of the Company’s financial statements;

(vi)	recently disclosed problems with respect to the quality, accuracy or fairness of presentation of the financial statements of companies similarly situated to the Company and recommended actions which might be taken to prevent or mitigate the risk of problems at the Company arising from such matters;

(vii)	any accounting adjustments that were noted or proposed by the auditor but were “ waived” (as immaterial or otherwise);

(viii)	accounting for unusual transactions;

(ix)	booked adjustments arising from audits; and

(x)	any recent SEC comments on the Company’s SEC reports, including in particular any unresolved or future-compliance comments.

Review of Audited Financial Statements

6.	Review of Audit Plan. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Audit Plan for the Company’s Annual Audit

7.	Discussion of Audited Financial Statements. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements prior to filing, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Audit Committee shall also review and discuss with the Company’s management and independent auditor all significant issues concerning litigation, contingencies, claims or assessments requiring disclosure in the Company’s financial statements.

8.	Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

9.

Audit Committee Report. The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

Review of Other Financial Disclosures

10.	Earnings Release and Other Financial Information. The Audit Committee shall review and discuss the Company’s earnings press releases (including any use of “pro forma” or “adjusted” non-GAAP, information), prior to issuance.

11.	Quarterly Financial Statements. The Audit Committee shall discuss with the Company’s management and independent auditor the Company’s quarterly financial statements prior to filing, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. The Audit Committee shall also review and discuss with the Company’s management and independent auditor all significant issues concerning litigation, contingencies, claims or assessments requiring disclosure in the Company’s Financial Statements.

12.	Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by Statement on Auditing Standards (AU) §380. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

Controls and Procedures

13.	Oversight. The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internalcontrol over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Exchange Act.

14.	Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

15.	Related-Party Transactions. The Audit Committee shall review all “related party transactions” (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K) on an ongoing basis and all such transactions must be approved by the Audit Committee.

16.	Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.    Procedures and Administration

1.	Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. Periodically, the Audit Committee shall meet separately with: (i) the independent auditor and (ii) Company management. The Audit Committee shall keep such records of its meetings as it shall deem appropriate. The Audit Committee shall confirm that the minutes of its meetings accurately describe the issues considered by the Committee, the process the Committee used to discuss and evaluate such issues and the Committee’s final determination of how to proceed. The minutes should document the Committee’s consideration of issues in a manner that demonstrates that the Committee acted with due care. The Audit Committee shall consider whether the Committee is meeting frequently enough to discharge its responsibilities appropriately.

2.	Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3.	Reports to Board. The Audit Committee shall report regularly to the Board of Directors. The Audit Committee shall review with the full Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, or the performance and independence of the company’s independent auditors.

4.	Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

5.	Independent Advisors. The Audit Committee shall have the authority to engage and determine funding for such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6.	Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

7.	Funding. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Approved and adopted as of this 12th day of February, 2004 by the full membership of the Board of Directors.

/s/ Daniel M. McGurl	/s/ Joseph L. Mullen
Daniel M. McGurl Chairman of the Board	Joseph L. Mullen CEO, President and Director

/s/ Robert A. Eberle	/s/ Joseph L. Barry, Jr.
Robert A. Eberle Executive Vice President, COO, CFO and Director	Joseph L. Barry, Jr. Director

/s/ John W. Barter	/s/ William O. Grabe
John W. Barter Director	William O. Grabe Director

/s/ Dianne Gregg	/s/ James L. Loomis
Dianne Gregg Director	James L. Loomis Director

/s/ James W. Zilinski
James W. Zilinski Director

Appendix B

BOTTOMLINE TECHNOLOGIES (de), INC.

2000 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the 2000 Employee Stock Purchase Plan of Bottomline Technologies (de), Inc.

1.	Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.	Definitions.

(a)	“Board” shall mean the Board of Directors of the Company.

(b)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)	“Common Stock” shall mean the Common Stock of the Company.

(d)	“Company” shall mean Bottomline Technologies (de), Inc. and any Designated Subsidiary of the Company.

(e)	“Compensation” shall mean the amount of money reportable on an Employee’s Federal income Tax Withholding Statement (Form W-2) before any withholdings for health insurance or under a Section 401(k), 125, 129 or similar plan, including without limitation, salary, wages, and sales commissions, but excluding overtime, shift premium, bonuses and incentive compensation other than sales commissions, third party sick or disability pay, allowances or reimbursements for expenses such as relocation allowances or travel expenses, whether specifically designated as such or designated as signing bonuses, income or gains attributable to restricted stock, stock options, stock appreciation rights or other similar equity-based compensation, imputed income or non-cash items, such as life insurance premiums, and similar items, whether or not specifically itemized on the Form W-2.

(f)	“Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(g)	“Employee” shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year.

(h)	“Enrollment Date” shall mean the first day of each Offering Period.

(i)	“Exercise Date” shall mean the last day of each Purchase Period.

(j)	“Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(1)	If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

(2)

If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common

Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

(3)	In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(k)	“Offering Periods” shall mean the periods of approximately twenty-four (24) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after October 1 and April 1 of each year and terminating on the last Trading Day in the periods ending twenty-four months later. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

(l)	“Plan” shall mean this 2000 Employee Stock Purchase Plan.

(m)	“Purchase Period” shall mean the period commencing the day after an Exercise Date and ending on the Trading Day closest to the day that is six months after the preceding Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the Trading Day that is six months after the Enrollment Date. The duration and timing of Purchase Periods may be changed pursuant to Section 4 of the Plan.

(n)	“Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

(o)	“Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(p)	“Subsidiary” shall mean any present or future subsidiary corporation as defined in Section 424(f) of the Code.

(q)	“Trading Day” shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

3.	Eligibility.

(a)	Any Employee (as defined in Section 2(g)), who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan; provided, however, that an Employee may not participate in more than one Offering Period at the same time.

(b)	Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or of any Subsidiary and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. In the event that an Employee may not be granted an option under the Plan because of the foregoing restrictions, the Employee shall be granted an option to purchase the maximum number of shares that would not violate the foregoing restrictions.

4.	Offering Periods. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after October 1 and April 1 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 19 hereof. The Board shall have the power to change the duration of Offering Periods and Purchase Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval.

5.	Participation.

(a)	An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it on or prior to the applicable Enrollment Date with the Company’s payroll office or such other office as the Company may direct.

(b)	Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6.	Payroll Deductions.

(a)	At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period. Such payroll deductions shall be in whole percentages only.

(b)	All payroll deductions made for a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

(c)	A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing and filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in payroll deduction rate shall be effective with the first full payroll period following ten (10) business days after the Company’s receipt of the new subscription agreement. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(d)	At the time the option is exercised, in whole or in part, or at the time any of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or other disposition of Common Stock by the Employee.

7.	Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase (at the applicable Purchase Price) up to a whole number of shares of the Company’s Common Stock the (“Option Shares”) determined by dividing $50,000 by the Fair Market Value of a share of Common Stock on the Enrollment Date (subject to any adjustment pursuant to Section 18), and provided that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. The option shall be exercisable as to 25% of the Option Shares on each Exercise Date during the Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

8.	Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on each Exercise Date during the Offering Period, and a number of full shares not exceeding the number of shares as to which such participant’s option is exercisable on such Exercise Date shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased. Any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share of Common Stock shall be retained in the participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9.	Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant or to his or her designee, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing certificates.

10.	Withdrawal; Termination of Employment.

(a)

A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the

Company in the form of Exhibit B to this Plan. All of the participant’s payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

(b)	Upon a participant’s ceasing to be an Employee (as defined in Section 2(g) hereof), for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant’s option shall be automatically terminated. If, prior to the last day of the Offering Period, the Designated Subsidiary by which the Employee is employed shall cease to be a Subsidiary of the Company, or if the Employee is transferred to a Subsidiary of the Company that is not a Designated Subsidiary, the Employee shall be deemed to have terminated employment for purposes of this Plan.

(c)	A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods.

11.	Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

12.	Stock.

(a)	The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 750,000 shares, subject to adjustment as provided in Section 18(a) hereof. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b)	The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

(c)	Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

13.	Administration. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

14.	Designation of Beneficiary.

(a)	A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)	Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.	Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

16.	Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17.	Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18.	Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a)	Changes in Capitalization. The maximum number of shares of Common Stock available for sale under the Plan, the Reserves, the maximum number of shares each participant may purchase during each Purchase Period (pursuant to Section 7), as well as the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. The Board may make any determinations with respect to the effect of any such adjustments, which determinations shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option granted hereunder.

(b)	Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Periods shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

(c)	Reorganization Events.

(1)	Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property, (b) any exchange of shares of the Company for cash, securities or other property pursuant to a share exchange transaction, or (c) any sale of all or substantially all of the assets of the Company, each while unexercised options remain outstanding under the Plan.

(2)	Consequences of a Reorganization Event on Options. Upon the occurrence of a Reorganization Event, or the execution by the Company of any agreement with respect to a Reorganization Event, the Board shall provide that all outstanding options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an option shall be considered to be assumed if, following consummation of the Reorganization Event, the option confers the right to purchase, for each share of Common Stock subject to the option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Notwithstanding the foregoing, in the event that the acquiring or succeeding corporation refuses to assume, or substitute for, the options, any Offering Periods then in progress shall be shortened by setting a new Exercise Date (the

“New Exercise Date”), determined by the Board. The New Exercise Date shall be before the date of the proposed Reorganization Event. The Board shall notify each participant in writing at least ten (10) business days prior to the New Exercise Date that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

19.	Amendment or Termination.

(a)	The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b)	Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

20.	Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.	Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22.	Effective Date. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company.

23.	Automatic Transfer to Low Price Offering Period. To the extent permitted by any applicable laws, regulations, or rules of the established stock exchange, national market system, or over-the-counter market on which the Common Stock trades, if the Fair Market Value of the Common Stock on the Enrollment Date of the next Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of any current Offering Period, then all participants in such current Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on the Exercise Date and shall be automatically re-enrolled in the next Offering Period as of the first day thereof.

24.	Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on an established stock exchange or quotation on a national market system or an over the counter market (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance, or sale of such stock.

25.	Governing Law. The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

26.	Source of Shares. Shares may be issued upon exercise of an option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

27.	Notification Upon Sale of Shares. Each employee agrees, by participating in the Plan, to promptly give notice to the Company of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of the grant of the option pursuant to which such shares were purchased or within one year of the date of exercise of such option pursuant to which such shares were purchased.

BOTTOMLINE TECHNOLOGIES (de), Inc.

Amendment No. 1 to

2000 Employee Stock Purchase Plan

The 2000 Employee Stock Purchase Plan of Bottomline Technologies (de), Inc., pursuant to Section 19 thereof, is hereby amended as follows:

Section 12(a) is hereby amended by deleting the first sentence thereof and inserting the following new first sentence to read in its entirety as follows:

“The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 1,500,000 shares, subject to adjustment as provided in Section 18(a) hereof.”

Approved by the Board of Directors on August 26, 2004.

Approved by the Stockholders on                     , 2004.

PROXY

BOTTOMLINE TECHNOLOGIES (de), INC.

ANNUAL MEETING OF STOCKHOLDERS

November 18, 2004

This Proxy is solicited on behalf of the Board of Directors of Bottomline Technologies (de), Inc. (the “Company”).

The undersigned, having received notice of the annual meeting of stockholders and the proxy statement thereof and revoking all prior proxies, hereby appoints Joseph L. Mullen, Daniel M. McGurl, Robert A. Eberle and John A. Burgess (with full power of substitution), as proxies of the undersigned, to attend the annual meeting of stockholders of the Company to be held on Thursday, November 18, 2004, and any adjourned or postponed session thereof, and there to vote and act as indicated upon the matters on the reverse side in respect of all shares of common stock which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

Attendance of the undersigned at the annual meeting of stockholders or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicate(s) thereat the intention of the undersigned to vote said shares of common stock in person. If the undersigned hold(s) any of the shares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

Please vote, date and sign on reverse side and return promptly in the enclosed postage pre-paid envelope.

Has your address changed? Do you have any comments?

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE

DETACH HERE

☒ Please mark votes as in this example.

The shares of common stock of Bottomline Technologies (de), Inc. represented by this proxy will be voted as directed by the undersigned for the proposals herein proposed by the Company. If no direction is given with respect to any proposal specified herein, this proxy will be voted FOR the proposal. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or any adjournment thereof.

1.	To elect the following people as Class III directors for the ensuing three years:

(01) Daniel M. McGurl

(02) James L. Loomis

(03) John W. Barter

FOR ALL NOMINEES ☐	WITHHOLD ☐

FOR ALL EXCEPT  ☐                                                                                                                                                                Instruction: For all nominees except as noted above (write nominee(s) name in the space provided above).

2.	To approve an amendment to the Company’s 2000 Employee Stock Purchase Plan increasing from 750,000 to 1,500,000 the number of shares of Common Stock authorized for issuance under the Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the current fiscal year.

☐ FOR	☐ AGAINST	☐ ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE ON REVERSE SIDE [            ]

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.

Please be sure to sign and date this proxy below.

Signature:	Date:
Signature:	Date: